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                                                                    EXHIBIT 11.1

                                XTRA CORPORATION

               STATEMENT OF THE CALCULATION OF EARNINGS PER SHARE

  FOR THE NINE MONTHS ENDED JUNE 30, 1998, AND YEARS ENDED SEPTEMBER 30, 1997,
   1996, AND 1995 (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

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
                                                          TWELVE MONTHS ENDED
                                      NINE MONTHS ENDED      SEPTEMBER 30,
                                          JUNE 30,      -----------------------
                                            1998         1997    1996    1995
                                      ----------------- ------- ------- -------
Net income (numerator)..............       $    41      $    43 $    41 $    57
                                           =======      ======= ======= =======
Computation of Basic Shares Out-
 standing
 (in thousands, except per share
 amounts)
Weighted average number of basic
 common shares outstanding
 (denominator)......................        15,301       15,268  16,027  16,849
                                           =======      ======= ======= =======
Earnings per basic common share.....       $  2.69      $  2.79 $  2.56 $  3.40
                                           =======      ======= ======= =======
Computation of Diluted Shares
 Outstanding
 (in thousands, except per share
 amounts)
Weighted average common shares
 outstanding........................        15,301       15,268  16,027  16,849
Common stock equivalents for diluted
 EPS:...............................            71           18      25      76
                                           -------      ------- ------- -------
Weighted average number of diluted
 common shares outstanding
 (denominator)......................        15,372       15,286  16,052  16,925
                                           =======      ======= ======= =======
Earnings per diluted common share...       $  2.68      $  2.78 $  2.56 $  3.39
                                           =======      ======= ======= =======
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